Exhibit 99.2

FOR IMMEDIATE RELEASE	News Release

For more information, please contact:

Mentor Graphics - Media Relations	Mentor Graphics - Investor Relations
Ryerson Schwark	Joe Reinhart
503.685.1660	503.685.1250
ry_schwark@mentor.com	joe_reinhart@mentor.com

LogicVision – Media Relations	LogicVision – Investor Relations
Kristine Mozes	Jim Healy
Mozes Communications LLC	408.453.0146
781.652.8875	investorrelations@logicvision.com
kristine@mozescomm.com

Mentor Graphics and LogicVision
Sign Definitive Merger Agreement

WILSONVILLE, Ore. and SAN JOSE, Calif., May 7, 2009 – Mentor Graphics Corporation (NASDAQ: MENT) and LogicVision, Inc. (NASDAQ: LGVN) today announced the two companies have signed a definitive merger agreement pursuant to which Mentor Graphics will acquire LogicVision. Under the terms of the agreement, which was approved by the boards of directors of both companies, LogicVision stockholders will receive 0.2006 of a share of Mentor Graphics common stock for each share of LogicVision, for aggregate consideration of approximately $13 million dollars (as of May 7, 2009).

“We are excited about the proposed combination with a successful company like Mentor, and believe that the transaction will allow our stockholders to continue to participate in the potential of the combined entity,” said Jim Healy, LogicVision’s President and Chief Executive Officer.

About the Transaction

Under the terms of the merger agreement, the transaction is expected to be tax-free to the stockholders of LogicVision for U.S. federal income tax purposes. The transaction has been structured as a stock-for-stock reverse triangular merger whereby a wholly owned subsidiary of Mentor Graphics will merge with and into LogicVision, with LogicVision surviving the merger as a wholly owned subsidiary of Mentor Graphics. The transaction is subject to the approval of LogicVision stockholders as well as customary closing conditions (but is not subject to regulatory approvals). The transaction is expected to close during the third calendar quarter of 2009.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $800 million and employs approximately 4,500 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: www.mentor.com/.

About LogicVision

LogicVision (NASDAQ: LGVN) provides a comprehensive set of proprietary built-in-self-test (BIST) technologies for achieving the highest quality silicon manufacturing test while reducing test costs for complex System-on-Chip devices. LogicVision’s Dragonfly Test Platform™ enables integrated circuit designers to embed BIST functionality into a semiconductor design. This functionality is used during semiconductor production test and throughout the useful life of the chip. The complete Dragonfly Test Platform, including the ETCreate™, Silicon Insight™ and Yield Insight™ product families, improves profit margins by reducing device field returns and test costs, accelerating silicon bring-up times and shortening both time-to-market and time-to-yield. For more information on the company and its products, please visit the LogicVision website at www.logicvision.com.

Forward Looking Statements

This material includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans” and other similar words and include statements with respect to the expected tax-free nature of the transaction, expected closing date of the transaction and potential benefits to stockholders of the transaction. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of LogicVision’s stockholders to approve the proposed transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Mentor Graphics and LogicVision generally, including those set forth in the filings of Mentor Graphics and LogicVision with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. The parties undertake no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Additional Information and Where You Can Find It

Mentor Graphics intends to file a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Mentor Graphics and LogicVision with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents filed with the SEC may also be obtained for free by contacting Mentor Graphics Investor Relations by e-mail at joe_reinhart@mentor.com or by telephone at 1-503-685-1250 or by contacting LogicVision Investor Relations by e-mail at investorrelations@logicvision.com or by telephone at 1-408-453-0146.

Mentor Graphics, LogicVision, and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in LogicVision of its directors and executive officers is set forth in LogicVision’s Annual Report on Form 10-K, for the year ended December 31, 2008 filed with the SEC on March 18, 2009, as amended on April 29, 2009. Information concerning Mentor Graphics’ directors and executive officers is set forth in Mentor Graphics’ Proxy Statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on May 9, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to, respectively, LogicVision’s Investors page on its corporate website at www.LogicVision.com and Mentor Graphics’ Investors page on its corporate website at www.Mentor.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Mentor Graphics or LogicVision stockholders generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Mentor Graphics is a registered trademark of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.

LogicVision, ETCreate, ScanBurst, ETMemory, Silicon Insight, Yield Insight and LogicVision logos are trademarks or registered trademarks of LogicVision Inc. in the United States and other countries. All other company or product names are the registered trademarks or trademarks of their respective owners.

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